UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2022

Artemis Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ATMS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects”, “anticipates”, “intends”, “plans”, “planned expenditures”, “believes”, “seeks”, “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we”, “us” and “our” are references to Artemis Therapeutics, Inc. (formerly known as New York Global Innovations Inc.), including the operating and financial results of Manuka Ltd.

BACKGROUND

On March 6, 2022, we  filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) disclosing the execution, on March 6, 2022, of a share exchange agreement, as amended on June 30, 2022 (the “Share Exchange Agreement”, referred to herein as the “Share Exchange”, with Artemis Therapeutics Inc., a Delaware corporation (“Artemis”, the “Company” or the “Purchaser”) and Manuka Ltd., a limited liability company organized under the laws of the State of Israel, having an office for the transaction of business at 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel (“Manuka”), pursuant to which the security holders of Manuka (collectively, the “Shareholders” and individually a “Shareholder”), who owned all of the issued and outstanding ordinary shares of Manuka, agree to transfer all of such ordinary shares held by them to Artemis, thus, upon the consummation of the Share Exchange Agreement, would result in Manuka becoming a wholly-owned subsidiary of Artemis.

On June 30, 2022, we amended the Share Exchange Agreement (the “First Amendment”) as well as  consummated the Share Exchange Agreement. As a result of the Share Exchange Agreement and the Share Exchange, we discontinued our pre-Share Exchange activities and acquired the business of Manuka, and we will continue the existing business operations of Manuka as a publicly traded company.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, the Registrant acquired Manuka upon the consummation of the Share Exchange, as amended. Item 2.01(f) of Form 8-K provides that if the Registrant was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately before the Share Exchange, then the Registrant must disclose the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Registrant’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the acquisition transaction.

To the extent that the Registrant was considered to be a shell company immediately before the acquisition transaction, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that, unless the context otherwise requires, the information provided below relates to the combined Registrant after the acquisition of Manuka.

Item 1.01. Entry into a Material Definitive Agreement

On March 6, 2022, we signed the Share Exchange Agreement, as amended. For a description of the Share Exchange, and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

SHARE EXCHANGE AGREEMENT AND SHARE EXCHANGE BETWEEN MANUKA LTD AND ARTEMIS THERAPEUTICS INC.

On March 6, 2022, we signed our Share Exchange Agreement between Artemis and the Manuka, pursuant to which Manuka will become Artemis’ wholly owned subsidiary. Since its inception, Manuka’s business activities primarily consisted of distributing Mānuka honey imported from New Zealand, developing and distributing supplements aimed at the beauty and skincare markets and, developing and manufacturing skincare products based on New Zealand’s Mānuka honey and bee venom, among other natural ingredients. All three segments of Manuka’s products are to be marketed and sold solely on its websites. Manuka's skincare products are manufactured in Israel.

The Share Exchange Agreement  provides that, upon the terms, and subject to the conditions set forth therein, on the closing date, which occurred on June 30, 2022 (the “Closing”), Artemis acquired all of the outstanding shares of Manuka (the “Manuka Shares”) from Manuka’s shareholders in exchange for an aggregate amount of 33,791,641 shares of common stock of Artemis and 110,000 shares of Artemis’ Series D Preferred stock (convertible into 66,000,000 shares of Artemis’ common stock) (collectively, the “Consideration Shares”), such that Manuka’s shareholders hold, immediately following the Closing, eighty-nine percent (89%) of Artemis’ issued and outstanding share capital (including and assuming the full conversion of the Series D Preferred stock). At Closing, and as required as a condition by the Israeli Tax Authority to affect a tax ruling to approve the transactions contemplated by the Share Exchange Agreement, which was received on June 21, 2022 (the “Tax Ruling”), the Manuka Shares and the Consideration Shares will be placed in escrow with a third-party escrow agent. As required under Israeli law, following the Closing, and upon receipt of regulatory approvals, Manuka will become Artemis’ wholly owned subsidiary. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Following the Closing, (i) the Manuka Shares have been released to Artemis, and (ii) the Consideration Shares have been released to the Shareholders. As required pursuant to the Tax Ruling, prior to the Closing, the parties have engaged a trustee (the “103K Trustee”) under a separate trust agreement (the “Trust Agreement”), who shall hold in trust (a) all Manuka Shares for the benefit of Artemis, and (b) all Consideration Shares for the benefit of Shareholders, with the foregoing being respectively released to the designated beneficiary pursuant to the terms of the Trust Agreement and the Tax Ruling.

The Share Exchange Agreement contains customary representations and warranties from each party to the agreement, and each party has agreed to customary covenants, including, among others, covenants relating to (x) the conduct of each of Manuka’s and Artemis’ business during the period between the execution of the Share Exchange Agreement and the Closing, and (y) no transfer of Manuka Shares by the Shareholders during the period between the execution of the Share Exchange Agreement and the Closing. The Share Exchange Agreement contains mutual indemnification provisions. The First Amendment included registration rights for the Company’s shareholders, to be registered within 90 days from the Closing and use best efforts to have the Registration Statement declared effective within 90 days from the filing date.

The Share Exchange Agreement and the First Amendment are each filed as an exhibit to this report.  All descriptions of the Share Exchange Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

In addition, on June 30, 2022, Artemis entered into various debt forgiveness agreements with various existing stockholders, including Tonak Ltd., for the forgiveness of an aggregate of $306,117 in outstanding debt in exchange for the issuance of 3,031,567 shares of Artemis’ common stock. On June 30, 2022, Artemis entered into various warrant exchange agreements for the exchange of certain warrants to purchase shares of Artemis’ common stock, originally issued in October 2017, in exchange for an aggregate of 2,342,802 shares of Artemis’ common stock. Finally, on June 30, 2022, Artemis entered into a debt forgiveness agreement and warrant exchange agreement with Cutter Mill Capital, pursuant to which Artemis agreed to issue 894,169 shares of Artemis’ common stock. Artemis also agreed to register all such shares issued to Cutter Mill Capital, including any and all shares issued or issuable to such holder upon conversion of any of its outstanding preferred stock, within the earlier of 60 days following the date hereof (provided, however that in the event the company has not cleared comments with the SEC with respect to this filing relating to the transactions contemplated by the Share Exchange Agreement, such date shall be 90 days following the date if the agreement) and the date that Artemis files its next registration statement, and agreed to obtain effectiveness within 90 days (or 120 days in the event of a full review by the SEC.

In conjunction with the closing of the Share Exchange, Israel Alfassi resigned as a director of Artemis and Shimon Citron was appointed as a Director and Chief Executive Officer of the company.

For financial accounting purposes, the Share Exchange between Manuka and Artemis was accounted for as a reverse recapitalization and, as a result of the Share Exchange, Artemis ceased to be a shell company. As the shareholders of Manuka received the largest ownership interest in Artemis, Manuka was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of Artemis were replaced with the historical financial statements of Manuka. Following the Share Exchange, the Company and its subsidiary, Manuka, are collectively referred to as the “Company.”

DESCRIPTION OF BUSINESS OF MANUKA LTD.

Corporate Overview

Manuka was incorporated under the laws of the State of Israel on March 22, 2020. Since its inception, Manuka’s business activities primarily consisted of developing and manufacturing skincare products based on Mānuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold solely on its website in Israel, www.bmanuka.co.il, and to be marketed and sold globally at www.bmanuka.com.

On December 21, 2021, Manuka entered into a securities purchase agreement (the “SPA”) with Adler Chomsky Marketing Communication Ltd. (“Adler”) and Eyal Chomsky Holdings Ltd (“Eyal”, and together with Adler, the “Chomsky Group”), pursuant to which Manuka agreed to sell Manuka’s ordinary shares, par value  NIS 0.01 (the “Ordinary Shares”) as follows: 15,656 Ordinary Shares to Adler for aggregate consideration of $375,024 and 5,208 Ordinary Shares to Eyal for aggregate consideration of $124,992. Following the consummation of the transactions contemplated by the SPA, Adler and Eyal’s equity holdings of Manuka represented 17.24% of the issued capital of Manuka, on a fully diluted basis. In addition, pursuant to the SPA, Manuka is entitled to sell an additional 4,166 Ordinary Shares to any third party (the “Additional Shares”) to complement a total investment of $600,000, providing however that the Additional Shares shall be sold pursuant to the same terms as the allotted shares in the SPA. Pursuant to the SPA, in the event that Manuka issues to any entity shares, options or other securities converted into shares, at a price per share of less than $24 (the "Reduced Price"), Manuka shall make to Chomsky Group whole in a way of additional issuance of shares such that the Chomsky Group has effectively paid the Reduced Price. Such right shall expire once the Manuka has raised, an aggregate of, at least $1,000,000. In the event that the Manuka shall issue to any other party shares with senior rights to the rights of the shares issued to Chomsky Group ("Senior Rights"), then the shares issued to Chomsky Group shall be converted to the same Senior Rights, on the date the Company issues such Preferred Shares. Such right shall expire once Manuka has raised, an aggregate of, at least $1,000,000.

Company Overview

Manuka is a beauty company that develops and distributes premium-quality skincare products, that are based on Mānuka honey and bee venom. Manuka’s skincare products are manufactured in Israel by its vendor, Chic Cosmetic Industries 1987 Ltd. (“Chic”) with Mānuka honey ingredients. Manuka imports Mānuka honey from its supplier in New Zealand, Waitemata Honey Co. Ltd. (“Waitemata Honey”) pursuant to the agreement with Waitemata Honey in July 2021 (the “Supply Agreement”). On February 28, 2022, Manuka was granted an import license from the Israeli Ministry of Health (the “MoH” and the “MoH License”) which allows it to import Mānuka honey from Waitemata Honey.

The skincare product formulas are the intellectual property of Manuka, pursuant to an agreement signed by the Company and Chic on December 14, 2021 (the “Formula Agreement”).

Currently, Manuka operates only in Israel through its online platform www.bmanuka.co.il. Manuka’s website and mobile applications currently offer 6 cosmetic skincare products: “Face Serum with Manuka Honey and Bee Venom”; “Face Serum with enhanced Vitamin C”; “Day Cream”; “Night nourishing Cream”; “Eye Cream”; and “Face Cleanser Gel”. In the future, Manuka plans to expand its business to other markets outside of Israel with the www.bmanuka.com website, which is still under development.

Manuka believes its focus on delivering a compelling value proposition to its clients across all Manuka’s product categories would drive  loyalty from clients. Manuka intends to offer a loyalty program, subscription plans and target promotions. As such, Manuka offers frequent promotions, coupons, and gifts with purchase. For example, Manuka is currently developing a new shopping experience, its “try before you buy” experience. Subject to the “try before you buy” plan’s policy, Manuka would offer selected bundles of products, with payment by customers on shipping costs only. Unsatisfied customers would be able to return the products within 14 days for no other costs (including no return fees). Satisfied customers would be charged after 14 days for the full amount of purchase.

Manuka plans to broaden its line of products that is currently focused on Mānuka honey and bee venom skincare market to include the pure Mānuka honey market and the gummy supplements market, based on Mānuka honey from New Zealand. Manuka’s current MoH License enables Manuka to develop and include the pure Mānuka honey products to its existing skincare line of products.

Manuka’s Products

Currently, Manuka features 6 facial skincare products based on Mānuka honey and bee venom. All of Manuka’s products have been granted a license by the Israel MoH. These products include:

•
Face Serum with Manuka Honey and Bee Venom. This product supports blurring and reduces skin wrinkles. It regenerates skin cells and gives a young and vital appearance to the skin. The bee venom encourages natural skin revival, boosts production of Collagen, enhances skin elasticity and has healing properties for damages skin cells.

•
Face Serum with Enhanced Vitamin C. The single product without bee venom but with enhanced quantity of Vitamin C. Provides a hearty dose of moisture for a firm skin appearance and reduction of wrinkles.

•
Day Cream. Nourishes the skin, protects, and guards its flexibility. Bee venom contributes to the toning of the skin for a smooth, radiant and healthy appearance, with the addition of hyaluronic acid for restoring skin vitality.

•
Night Nourishing Cream with Manuka Honey and Nee Venom. This product contains a significant number of amino acids, vitamins, and minerals. It also includes bee venom that contributes to the toning of the skin for a smooth, radiant and healthy appearance, with the addition of hyaluronic acid for restoring skin vitality.

•
Eye Cream with Manuka Honey and Bee Venom. This product treats and softens the sensitive area around the eyes.  It has properties for nourishing the skin to protect and guard its flexibility. Bee venom contributes to the toning of the skin for a smooth, radiant and healthy appearance, with the addition of hyaluronic acid for restoring skin vitality.

•	Face Cleanser Gel. This is a light and refreshing face cleanser, with Mānuka honey and bee venom.

Currently all of Manuka’s products are sold in Israel and are licensed by the Israeli MoH.

In December 2021, Manuka contracted with a regulatory consultant to file a request to the U.S. Food and Drugs Administration (the “FDA”) to (i) confirm the label instructions and information for each of its products, and (ii) to list its cosmetic products, to grant an approval of a cosmetic manufacturer with the FDA (the “FDA Request”). Manuka’s requests are pending with the FDA and expected by the end of 2022. Once the FDA confirms the labels, Manuka expect that its products would automatically be registered with the FDA, and Manuka will be allowed to sale and market its products in the U.S. market through local distributers.

Business Mission & Strategy

Manuka’s mission is to become a prime online platform that offers a combination of 3 groups of products, all based on Mānuka honey, as follows:

•	Pure Mānuka honey for direct consumer consumption.
•	Skincare products based on Mānuka honey and bee venom; and,
•	Gummy supplements (nutraceuticals) for skin, hair, and nails.

Manuka currently sells and markets its products in Israel through the website, www.bmanuka.co.il. Manuka plans to offer its products on a global basis through its global website, www.bmanuka.com, which is still under development. Manuka plans to go ‘live’ with its global platform and start to facilitate sales of its products globally by the end of 2022.

Manuka’s business strategy for commercial sales is intended to be carried out mainly through its online platform and through contracts with leading health food chains and outlets. Distribution and marketing of its skincare products and nutraceuticals products would be carried out based on the following practices:

1.
Drive growth across skincare and health enthusiast consumer communities. Manuka intends to target skincare and wellness groups across multiple demographics and shopping behaviors. Manuka believes it can drive customer acquisition across both skincare and wellness enthusiasts and up through advertising on social medias platforms, such as Facebook and Instagram as well as on, Youtube, TikTok and Google, thus driving Manuka’s leadership as a diversity-forward brand.

2.
Deliver world class skincare and gummies products based on Manuka honey. Mānuka honey and bee venom that is included in Manuka’s skincare products, are the focus of Manuka’s value proposition and represents a core differentiator within the market. Manuka engages skincare and wellness clientele to discover the unique ingredients and health benefits of its leading component, Mānuka honey, with a combination focused on innovation and leading trends, differentiation, and exclusivity. Manuka believes that its selection of merchandise and affordable pricing, offer a unique shopping experience for its customers.

3.
Digital engagement. Manuka’s strategic vision is to build a leading digital experience that engages with its customers through its differentiated products, personalization, convenience, and interactive experiences.

4.
Deliver operational excellence and drive efficiencies. Its strategic vision is to manage end-to-end speed, quality, and efficiency to deliver exceptional customer experiences, while leveraging efficiencies of scale to drive profit improvement.

5.
Invest in talent that drives a winning culture. Leadership, culture, and engagement of Manuka’s executives are key drivers of its performance. Manuka has an experienced management team that brings a creative and experienced online sales approach and a disciplined operating philosophy to Manuka’s business.

Manuka believes that skincare is for everyone, regardless of age, size, ability, skin tone, culture, or gender. Manuka strives to provide an environment where every associate feels they can fully contribute, and every client is optimally served, regardless of any differences. Manuka’s well-trained associates are highly engaged and deliver a positive and unique customer experience. Manuka continues to expand the depth of its team at all levels and in all functional areas to support its growth.

Manuka will coordinate its infrastructure growth based on future Manuka sales volume and business expansion to the U.S. market, contemporarily with its growth of its Mānuka honey and bee venom skincare market, as well as with Manuka’s plans to penetrate to the pure Mānuka honey market, and the Gummy vitamins and supplements market. Manuka intends to outsource the following services: technology developments, advertising and social media promotions, and public affair services.

Description of Market

Manuka’s potential market includes three segments: the Mānuka honey and bee venom skincare market, the pure Mānuka honey market, and the Gummy vitamins and supplements.

Skincare Products containing both Mānuka Honey and Bee Venom

Manuka operates in a diverse and competitive market of skincare products that is still in its preliminary phase. As opposed to the regular skincare market, Manuka believes that there is an increasing interest by the public in healthy and natural skincare products, in general, and particularly in Mānuka honey-based products combined with bee venom. To this end, only a handful of companies engage in producing skincare products based on these two ingredients.

As the skincare market based on Mānuka honey and bee venom is still in its infancy, Manuka believes that a significant opportunity exists for Manuka in this market segment. In Israel, Manuka is currently the sole player in the domestic market for sales of skincare products with Mānuka honey. Manuka plans to further expand to the global Mānuka Honey and Bee Venom market.

Mānuka Pure Honey Global Market

Mānuka honey, produced in New Zealand by bees that pollinate the Manuka bush, is one of the most unique and beneficial forms of honey in the world. Mānuka honey is commonly sold as an alternative medicine. There are many Mānuka honey uses, ranging from healing sore throats and digestive illnesses, to curing staph infections and gingivitis.

According to a research report by 360 Research Reports on global Manuka Market Honey Growth for 2022-2028 from January 4, 2022, the global Mānuka honey market was valued at USD $313.76 million in 2021 and is expected to reach close to USD $535 million by the end of 2027, growing at a Compound Annual Growth Rate (“CAGR”), of 11.75% during 2022-2027. According to this research, the global Mānuka honey key players include Comvita, Manuka Health New Zealand Ltd. and Oha Honey LP. (d/b/a Watson & Son). The global top three manufacturers hold a share of about 80% of the global Mānuka honey market.

The Asia-Pacific market is the largest global market, with a market share of over 70%, followed by Europe, and North America, both having a market share of about 25%.

In terms of product’s quality rating, the majority of Mānuka honey’s quality rating is carried out by the Unique Mānuka Factor Honey Association in New Zealand. Mānuka honey is divided into 6 grades: 5+, +10, +15, 20+, 25+. The highest grade refers to more antibacterial components and mineral that are within the honey.

Manuka’s honey market segmentation also differs by type, including, UMF 5+, UMF 10+, UMF 15+, UMF 20+, and other types.

Manuka’s market segmentation by application includes digestion and inflammation treatment, wound care and skincare products among other applications.

Nutraceutical Market - Gummy Vitamins and Supplements

According to a 2020 survey of the gummy vitamins market by product type, source, packaging type, distribution channel, end user and region that was conducted by Markets and Markets, the gummy vitamins market size was valued at $5.9 billion in 2020, and is expected to reach $10.6 billion by 2025, registering a CAGR of 12.5% from 2020 to 2025. The multivitamin segment led in terms of gummy vitamins market share in 2018 and is expected to retain its dominance throughout the forecast period.

Gummy vitamins are chewable vitamins that are like gummy candies and are available in different shapes, colors, and flavors. They are produced with the help of corn starch, gelatin, sugar, water, and added colorings. Popular flavors available in gummy vitamins include raspberry, lemon, orange, and cherry. Vitamin supplements are extensively popular around the world, can improve health and can compensate for a poor diet.

Furthermore, gummy vitamins are easily chewable and are highly popular among people having difficulty in swallowing pills. According to OralFlo’s national survey in 2004, around 40% of American adults have difficulty in swallowing pills. Another study published in The European Journal of Clinical Pharmacology revealed that around 30% had difficulty swallowing pills. For people who find difficult to swallow pills, gummy vitamins come as a great aid. Gummy vitamins are much more convenient as compared to traditional vitamin pills. Gummy vitamins are now widely accepted among children as well as adults, owing to easy swallowability. Moreover, increase in instances of chronic disease in developed economies such as North America and Europe has fostered the demand for gummy vitamins in the last few years. Therefore, prevalence of dysphagia is expected to drive the gummy vitamins market growth.

The special properties of Mānuka honey, together with its being also a natural sweetener with healthy properties, which can be used instead of sugar supplement. Furthermore, the gummy vitamin supplement market includes a sub-market of “beauty gummies”, that is a gummy supplement for skincare, nails and hair wellness. Manuka intends to penetrate this niche with a new gummy supplement product that includes pure Mānuka honey.

Market Opportunities

Manuka believes that the relatively small number of skincare manufacturers that are using the combination of Mānuka honey and bee venom as their leading ingredients offers an opportunity for Manuka to become a player in this market segment. Moreover, Manuka plans to concentrate on the online market, driven by more than 20 years of online marketing experience by Manuka’s founders. Manuka’s skincare products are currently manufactured in Israel by Chic under the Formula Agreement with Mānuka honey ingredients that are supplied by Waitemata Honey pursuant to the Supply Agreement.

With respect to the pure Mānuka honey market, which is controlled by a limited number of distributing companies, Manuka would aspire to provide an opportunity to conquer a significant niche through Manuka’s developing online presence. Manuka expects to start its operations in the pure Mānuka honey market both in Israel and globally by the end of 2022. Manuka’s supplier of pure Mānuka honey is Waitemata Honey pursuant to the Supply Agreement.

With respect to the Gummy vitamins and food supplement global market, Manuka believes that its unique new product that is made with Mānuka honey, the gummy supplement beauty gummies, will pave the way to a successful entry into this unique niche in the large global market of gummy vitamin supplements.  Manuka is still undergoing development of Manuka’s manufacturing process with respect to Manuka’s potential future gummy supplement beauty gummies.

Competition

The Mānuka honey and bee venom skincare market is relatively small but is characterized by a rapidly growing pace and intense competition. Any products that Manuka may successfully develop and commercialize may compete with existing and similar products. To mention a few of Manuka’s competitors that are engaged in producing cosmetic products using Mānuka Honey as a substantial ingredient: Manuka Doctor Ltd. from New Zealand, which also operates in the U.K., in the U.S., in Australia, and Western Europe; ApiHealth NZ Ltd. from New Zealand; Parrs Products Ltd. (d/b/a Wild Ferns) from New Zealand; and Abeeco Ltd., from New Zealand. The cosmetics, fragrances and toiletries market is a highly competitive market, within the segments of Manuka’s operations. Strong brands and new product launches are important to attract and retain customers. Furthermore, in offering a wide range of categories, Manuka’s brands compete with several different companies that operate through different distribution channels: direct selling, retail and e-commerce.

In the pure Mānuka honey market, Manuka compete in the same segment of the Mānuka honey producers themselves, as Manuka would purchase the honey from them. The following is a list of key industry competitors of Manuka in the Mānuka Honey segment: Comvita (which is a public company listed on NZ stock exchange), Manuka Health New Zealand Ltd., Oha Honey LP. (d/b/a Watson & Son), Arataki Honey Ltd., Manuka Doctor Ltd., NZ Gold Health Ltd., New Zealand Honey Co. Ltd., Savage Horticulture Ltd. (d/b/a WildCape Manuka Honey), and ApiHealth NZ Ltd.

In the Gummy vitamins and supplements sphere, Manuka would have to enter a vast and competitive market with a newly developed product in the low and no-sugar sub-market. Some of Manuka’s competitors in the Gummy vitamin and supplements market would include Nature Made by Pharmavite LLC, Nature’s Bounty by The Carlyle Group, Emergen-C by Pfizer, Inc., and Vitafusion by Church & Dwight.

Manuka’s competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than Manuka does. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Manuka’s programs.

Manuka’s commercial opportunity could be reduced or eliminated if Manuka’s competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that Manuka may develop. Manuka’s competitors may also obtain FDA, or other regulatory approval for their products more rapidly than Manuka may obtain approval for its products, which could result in Manuka’s competitors establishing a strong market position before Manuka is able to enter the market.

Manuka’s Marketing Strategy

Marketing and advertising

Manuka would enhance Manuka’s marketing strategy to increase brand awareness, drive traffic to Manuka’s website and mobile application. Manuka intends to acquire new clients, improve customer retention, and increase frequency of shopping. Manuka intends to communicate with Manuka’s clients and prospective customers through multiple vehicles, including digital and social media, and Search Engines Optimization (SEO). These marketing strategies would induce the breadth of Manuka’s selection of products and services, and special offers. Manuka’s developing comprehensive public relations strategy would enhance Manuka’s reputation for excellent skin-care products, and as a future pure Mānuka honey and a gummy supplement beauty gummies prestigious distributor. Manuka intends to increase Manuka’s brand awareness, support Manuka’s customers, and drive awareness of new products through, among others, publishing articles on leading dailies and magazine by journalists and influencers.

Training and Development

Manuka brings an experienced team with over 20 years of online marketing. Manuka plans on concentrating in internet sales market segment, harnessing Manuka’s knowledge in online marketing, Search Engine Optimization, and social networks such as Facebook, Instagram, Youtube and TikTok for optimal marketing results.

Manuka plans to build an online marketing and sales management organization to create and implement marketing strategies for any product that Manuka market through Manuka’s own sales organization and to oversee and support Manuka’s sales force. The responsibilities of the marketing team would include developing marketing initiatives, a loyalty customer club, and other promotional measures.

For Manuka’s preliminary entry to the U.S., Manuka is in negotiations with a strategic distributor and contract sales entity to assist in the entry to various leading retail chains in the U.S.

Manuka’s success is dependent in part on Manuka’s ability to attract, train, retain, and motivate qualified associates at all levels of the organization. Manuka is developing a corporate culture that would enable individual website managers to make comprehensive operating decisions, and Manuka consistently rewards high performance.

Outside of the United States and potentially Europe, where appropriate, Manuka may elect in the future to utilize strategic partners, distributors, or contract sales forces to assist in the commercialization of Manuka’s products. In certain instances, Manuka may consider building its own commercial infrastructure.

Seasonality

Manuka currently expects that its business will be subject to seasonal fluctuation. Such estimates of significant portions of net sales and profits to be realized during the fall, winter and spring seasons as well as peaks during seasonal holidays such as Black Friday, Christmas, New Year, and Easter.

Distribution

Manuka’s vision is to develop an expanded and optimized end-to-end supply chain that improves operational efficiency, performance, and customer experience. This includes enhanced systems and processes as well as a modernized distribution center network to support Manuka’s new e-commerce growth globally. Currently, Manuka operates only a single distribution center that supports Manuka’s e-commerce demand in the territory of Israel. Manuka plans its global expansion program to start in the U.S. by the end of 2022. For this purpose, Manuka is in negotiations with a leading marketing and distribution entity in the US to become both Manuka’s online and B2B representative. The initial plan is to, firstly, keep on manufacturing in Israel and send the products to a warehouse and distribution center for domestic sales. The second phase would be to locate a local manufacturer that would manufacture Manuka’s line of cosmetics to be sold in the U.S.

With respect to selling gummies in the U.S., Manuka is in preliminary discussions with a leading private-label manufacturer that is currently working on putting together a unique and proprietary formula for its private label brand aimed for treating hair, nails, and skin. Manuka hopes to finalize this process by the end of 2022 to start selling Manuka’s newly developed beauty gummies early in 2023.

Information Technology

Manuka depends on a variety of information systems and technologies (including cloud technologies) to maintain and improve Manuka’s competitive position and to manage the operations of Manuka’s growing website base. As Manuka expands, Manuka’s technology plans to also include a company-wide network that would connect all users, websites, and its distribution center infrastructure and provides communications for continual polling of sales and merchandise movement at the website level. Manuka intends to leverage technology infrastructure and systems where appropriate to gain operational efficiencies through more effective use of Manuka’s systems, people, and processes. Manuka would update the technology supporting its websites, distribution infrastructure, and corporate headquarters on a regular basis. Manuka will contribute funds and efforts to develop and maintain information systems to facilitate growth and enhance Manuka’s competitive position.

Intellectual Property

Manuka owns 9 international domain names and 7 Israeli domains. Manuka has an exclusive agreement with Chic that provides that the skincare product formulas are owned by Manuka.

Government Regulation

Manuka’s skincare products are authorized for sale by Israeli MoH. On February 28, 2022, the MoH issued a special sensitive food import license to Manuka, whereby Manuka has an approval from the MoH to import Manuka Honey for one year, until February 28, 2023, in accordance with section 64 of the Public Health Food Protection Law 2015), from Waitemata Honey Co Limited (New Zealand). The import License Permit is valid as long as no changes are made in any of the information provided.

In December 2021, Manuka contracted with a regulatory consultant to file its FDA Request. Manuka’s requests are pending with the FDA and expected by the end of 2022. Once the FDA confirms the labels, Manuka expects that its products would automatically be registered with the FDA, and Manuka will be allowed to sell and market Manuka’s products in the U.S. market through local distributers.

Material Agreements

On December 14, 2021, Manuka entered into the Formula Agreement with Chic. Pursuant to the Formula Agreement, Chic shall supply the following services, including: (1) development of specific formulas for products based on specifications received by Manuka (“Formula”); and (2) upon production completion of Formula, the serial production of such products (“Products” and together with the Formula, “Services”). Chic will provide the Services according to work orders issued by Manuka from time to time. Manuka will have the option to purchase specific Formulas from Chic, as described in Exhibit A to the Formula Agreement. Manuka shall own the intellectual property rights of any such Formula. Chic may not provide the Formula developed for Manuka to any other party and may not transfer or disclosure the Formulas to any party unless Manuka approves of it in advance and in writing. Nor may Chic manufacture products developed for Manuka for itself or any other party, even if Manuka does not exercise the option to purchase any of the Formulas. The Formula Agreement contains a choice of venue clause limiting jurisdiction to courts in Tel-Aviv-Jaffa, Israel. The Service Agreement’s term is unlimited, but it may be terminated by either party upon providing a written notice of termination 180-day prior; any such termination shall not detract from the validity of the option to purchase the Formulas.

On July 20, 2021, Manuka entered into a manufacture and sale agreement with Waitemata Honey Direct Ltd. and Waitemata Honey Co Ltd. (jointly referred to as the “Waitemata”) whereby Manuka agreed to purchase Manuka Honey products (the “Honey Products”) from Waitemata and resell them to its customers.  Pursuant to the Supply Agreement, Manuka has the right to relabel and sell Honey Products purchased from Waitemata under its own branding and logo, but must include an indication on such labeling that it was manufactured by Waitemata and include Waitemata’s license number from the Unique Manuka Factor Honey Association (“UMFHA”), which will also comply with labeling requirements by the Israeli Minister of Health (“MoH”) and the certification required by New Zealand’s Ministry of Primary Industries (the “Certification”). Manuka agreed that it would bear the cost of this Certification up to 10,000 New Zealand Dollars, which payment shall be offset from payments due to Waitemata for purchased Honey Products, which are not considered to be material costs. Pursuant to the Supply Agreement, Manuka must make purchase orders from Waitemata, which will include specified information as to, among others, the quantity of Honey Products to be purchase and requested shipment date. The consideration for any purchased Honey Products by Manuka shall be paid to Waitemata according to the price list attached to the Supply Agreement. The termination is set for 60-months after the effective date, upon such termination the Supply Agreement shall renew itself automatically for an additional 24- month unless either party provides a written notice of its election not to renew the agreement within 30-days to the end of the term. The Supply Agreement is governed under the laws of New Zealand and jurisdiction is set in Auckland, New Zealand.

Directors, Executives and Employees of Manuka

Post-Closing, Manuka’s board of directors consists of 2 members, Shimon Citron, who also currently serves as the acting Chief Executive Officer of the Company, and Mr. Avshalom Shilin who has been appointed by Adler and Eyal.

Furthermore, under Manuka’s Articles of Association, Manuka’s directors were appointed: (i) by its founder, Mr. Shimon Citron, who has the right to appoint two directors; and (ii) by Adler and Eyal who have the right to appoint one director until the later of: (a) December 20, 2023; or (b) the date in which they shall hold less than 10% of Manuka’s issued share capital. In addition, under the SPA, Adler and Eyal also have the right to appoint a director to the Company until the later of: (i) December 20, 2023; or (ii) the date in which they shall hold (together) less than 10% of the Company's issued share capital. Since the Company is not a party to the SPA, such agreement is not binding the Company. However, Manuka intends to honor it on the parent level.

Currently the Company’s executives include one individual, Shimon Citron, as Chief Executive Officer. Manuka also retains Haim Tabak, as an advisor, who serves as Chief Operating Officer and is intended to sign an employment agreement under a full-time employment agreement that would be prepared and signed within the coming 60 days. The company plans to hire additional personnel in sales, marketing, and customer support in line with its business growth.

Legal Matters

From time to time, Manuka may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Manuka is not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

Description of Property

Manuka’s principal executive office is currently located at 3 Eliezer Vardinon St., Suite 701, Petach Tikva, Israel. These premises are leased under a lease agreement signed on August 10, 2021 and comprise approximately 85 square meters in size. Manuka does not currently own any properties.

RISK FACTORS

The risks set forth below are not the only ones facing our Company. Additional risks and uncertainties may exist that could also adversely affect our business, financial condition, prospects and/or operations. If any of the following or other risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our securities could decline.

Manuka has a limited operating history and is subject to the risks encountered by early-stage companies.

Manuka was organized in Israel in March 2020. Because its operating company has a limited operating history, you should consider and evaluate its operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that Manuka may not have sufficient capital to achieve its growth strategy;
•	risks that Manuka may not develop its product and service offerings in a manner that enables us to be profitable and meet its customers’ requirements;
•	risks that its growth strategy may not be successful; and
•	risks that fluctuations in its operating results will be significant relative to its revenues.

These risks are described in more detail below. Its future growth will depend substantially on Manuka’s ability to address these and the other risks described in this section. If Manuka does not successfully address these risks, its business would be significantly harmed.

Manuka’s future success depends on its ability to develop, receive FDA and other similar regulatory approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner, and if Manuka does not do so, its results of operations will suffer.

       It is important to Manuka’s business that it continues to build a pipeline of product offerings for the treatment skin conditions and cosmetic improvements to remain competitive. Consequently, its success will depend in part on Manuka’s ability to develop or acquire and introduce new products. However, Manuka may be unable to successfully maintain its regulatory clearance for existing products, or develop, obtain and maintain regulatory clearance or approval for product enhancements, or new products, or these products may not be accepted by clinicians who financially support many of the procedures performed with its products.

       If Manuka does not develop new products or product enhancements in time to meet market demand, if there is insufficient demand for these products or enhancements, or if competitors introduce new products with enhanced functionalities that are superior to those of Manuka, then its results of operations will suffer.

The success of Manuka’s business depends on its ability to maintain and enhance its reputation and brand.

Manuka believes that its reputation in the skincare industry is of significant importance to the success of its business. A well-recognized brand is critical to increasing its customer base and, in turn, increasing its revenue. Since the skincare industry is highly competitive, its ability to remain competitive depends to a large extent on its ability to maintain and enhance its reputation and brand, which could be difficult and expensive. To build, maintain and enhance its reputation and brand, Manuka needs to successfully manage many aspects of its business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

Manuka will continue to conduct various marketing and brand promotion activities. Manuka cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If Manuka fail to maintain and enhance its reputation and brand, or if we incur excessive expenses in its efforts to do so, Manuka’s business, financial conditions and results of operations could be adversely affected.

Manuka has incurred losses since its inception.

To date Manuka has generated revenues only in the years 2021 and 2022. It is not clear when Manuka will generate revenues. Manuka cannot give assurances that its will be able to generate any revenues or income in the future. There is no assurance that it will ever be profitable.

To date, Manuka has financed its operations primarily through marketing and sales, the sale of equity securities, and shareholders loans. The amount of its future net losses will depend, in part, on the rate of its future expenditures and its ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Skincare product development is a speculative undertaking and involves a substantial degree of risk. With respect to its current products and future products (in the pure honey market and the Gummy vitamins and food supplement), we are in early developments of its penetration to the global market. Even if Manuka obtains regulatory approval to market its products, its future revenue will depend upon the size of any markets in which its products may receive approval, and its ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for its product candidates in those markets.

Manuka expects to continue to incur expenses and increasing operating losses for the foreseeable future. Manuka anticipates that its expenses will increase substantially if and as it:

•	continue its research and preclinical and clinical development of its products;
•	advance its programs into more expensive clinical studies;
•	initiate additional preclinical, clinical, or other studies for its product candidates;
•	change or add additional manufacturers or suppliers;
•	seek regulatory and marketing approvals for our product that successfully complete regulatory approvals;
•	establish a sales, marketing, and distribution infrastructure to commercialize any products for which Manuka may obtain marketing approval;
•	make milestone or other payments under any license agreements;
•	seek to maintain, protect, and expand its intellectual property portfolio;
•	seek to attract and retain skilled personnel;
•	create additional infrastructure to support its operations as a public company and its product development and planned future commercialization efforts; and
•
experience any delays or encounter issues with any of the above, including but not limited to failed studies, complex results, safety issues, or other regulatory challenges that require longer follow-up of existing studies, additional major studies, or additional supportive studies in order to pursue marketing approval.

Further, the net losses Manuka incurs may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of its results of operations may not be a good indication of its future performance.

Manuka have had marginal revenues since inception.

Manuka has not been profitable, and it cannot predict when it will achieve profitability. Manuka has experienced net losses and have had no revenues since its inception. Manuka does not anticipate generating significant revenues until Manuka successfully develops, commercializes and sells its proposed products, of which Manuka can give no assurance. Manuka is unable to determine when it will generate significant revenues, if any, from the sale of any of such products.

Manuka cannot predict when it will achieve profitability, if ever. Manuka’s inability to become profitable may force us to curtail or temporarily discontinue its marketing and sales and its day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of March 31, 2022, Manuka had accumulated liabilities of $646,090.

If Manuka is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

Manuka plans to rely on proprietary formulas, including unpatented know-how, to maintain its competitive position. Manuka will seek to protect these proprietary secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as its employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. Moreover, to the extent Manuka enters into such agreements, any of these parties may breach the agreements and disclose its proprietary information, including its trade secrets, and Manuka may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of its trade secrets were to be lawfully obtained or independently developed by a competitor, Manuka would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of its trade secrets were to be disclosed to or independently developed by a competitor, its competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm its business, results of operations and financial condition.

Manuka may need for additional financing to accomplish its business and strategic plans.

The funds Manuka has on hand may not be adequate to develop its current business plan. Its ultimate success may depend on its ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. Manuka cannot guarantee that it will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.  Manuka is at its early stages, is thinly capitalized and has not yet generated cash from operations. Manuka raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements, which raises substantial doubts as to the Company’s ability to continue as going concern. Manuka’s management plans to alleviate such doubts are mainly reliant on the support of its major shareholder by way of unequivocal support letter securing the necessary funds for the Manuka in the foreseeable future.

Manuka will need to raise additional financing to support the manufacturing of its products but it cannot be sure it will be able to obtain additional financing on terms favorable to us when needed. If Manuka is unable to obtain additional financing to meet its needs, its operations may be adversely affected or terminated.

It is highly likely that Manuka will need to raise significant additional capital in the future. Its current financial resources are limited and may not be sufficient to finance its operations until Manuka becomes profitable. It is likely that Manuka will need to raise additional funds in the near future in order to satisfy its working capital and capital expenditure requirements. Therefore, Manuka is dependent on its ability to sell its securities for funds, receive grants or to otherwise raise capital. There can be no assurance that Manuka will be able to obtain financing. Any sale of its common stock in the future will result in dilution to existing stockholders and could adversely affect the market price of its common stock. Also, Manuka may not be able to borrow or raise additional capital in the future to meet its needs or to otherwise provide the capital necessary to conduct the development and commercialization of its potential products, which could result in the loss of some or all of one's investment in its common stock.

Third parties may initiate legal proceedings alleging that Manuka is infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on its business.

Manuka’s commercial success depends upon its ability and the ability of its collaborators to develop, manufacture, market and sell its products and use its proprietary formulas without infringing the proprietary rights of third parties. Manuka may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to its products and formulas. Third parties may assert infringement claims against us based on existing proprietary rights that may be granted in the future. If Manuka is found to infringe a third party's proprietary rights, Manuka could be required to obtain a license from such third party to continue developing and marketing its formulas. However, Manuka may not be able to obtain any required license on commercially reasonable terms or at all. Even if Manuka were able to obtain a license, it could be non-exclusive, thereby giving its competitors access to the same technologies licensed to us. Manuka could be forced, including by court order, to cease commercializing the infringing product. In addition, Manuka could be found liable for monetary damages. A finding of infringement could prevent us from commercializing its product formulas or force us to cease some of its business operations, which could materially harm its business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on its business.

Even if resolved in its favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract its technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of its common stock. Such litigation or proceedings could substantially increase its operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Manuka may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of its competitors are able to sustain the costs of such litigation or proceedings more effectively than Manuka can because of their greater financial strength. Uncertainties resulting from the initiation and continuation of litigation or other proceedings could have a material adverse effect on its ability to compete in the marketplace.

Product liability claims could damage its reputation and adversely affect Manuka’s business.

The design, manufacture and marketing of its products each carry an inherent risk of product liability claims and other damage claims. In addition to the exposure, Manuka may have for defective products, clinicians may misuse its products or use improper techniques, regardless of how well trained, potentially leading to injury and an increased risk of product liability. A product liability or other damages claim, product recall or product misuse could require us to spend significant time and money in litigation, regardless of the ultimate outcome, or to pay significant damages and could seriously harm its business.

If Manuka fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on its employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for its products or its entry into new markets may require an expansion of its employee base for managerial, operational, financial, and other purposes. As of June 14, 2022, Manuka had 3 employees and consultants who provide services on either a full-time or part-time basis. During any period of growth, Manuka may face problems related to its operational and financial systems and controls, including quality control and delivery and service capacities. Manuka would also need to continue to expand, train and manage its employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, Manuka may also encounter working capital issues, as Manuka will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, Manuka will be required to continue improving its operations, management, and financial systems and controls. Manuka’s failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on its profitability. Manuka cannot assure investors that Manuka will be able to timely and effectively meet that demand and maintain the quality standards required by its existing and potential customers.

Manuka’s management team may not be able to successfully implement its business strategies.

If its management team is unable to execute on its business strategies, then its development, including the establishment of revenues and its sales and marketing activities would be materially and adversely affected. In addition, Manuka may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. Manuka may seek to augment or replace members of its management team or Manuka may lose key members of its management team, and Manuka may not be able to attract new management talent with sufficient skill and experience.

If Manuka is unable to retain key executives and other key affiliates, its growth could be significantly inhibited, and its business harmed with a material adverse effect on its business, financial condition and results of operations.

Manuka’s success is, to a certain extent, attributable to the management, sales and marketing, of certain personnel. Its 1-management team personnel, performs key functions in the operation of its business. The loss of him could have a material adverse effect upon its business, financial condition, and results of operations. If Manuka loses the services of its senior management, Manuka may not be able to immediately locate suitable or qualified replacements and may incur additional expenses to recruit and train new personnel, which could severely disrupt its business and prospects.

If Manuka fail to attract, hire and retain qualified personnel, Manuka may not be able to design, develop, market or sell our products or successfully manage our business.

Manuka has a small management team and are particularly dependent on our core management team. Accordingly, Manuka’s business prospects are dependent on the principal member of our executive team, the loss of whose services could make it difficult for us to manage our business successfully and achieve our business objectives. While Manuka has entered into employment agreements with its executive officer, he could leave at any time, in addition to our other employees and consultants, who are all “at will” employees. Manuka’s ability to identify, attract, retain and integrate additional qualified key personnel is also critical to its success. Competition for skilled research, product development, regulatory and technical personnel is intense, and Manuka may not be able to recruit and retain the personnel it needs. The loss of the services of any key personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop our operations and business.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us or its executive officers and directors, or asserting U.S. securities laws claims in Israel.

None of its directors or executive officers are residents of the United States. Most of its directors’ and executive officers’ assets and its assets are located outside the United States. Service of process upon us or its non-U.S. resident directors and executive officers and enforcement of judgments obtained in the United States against us or its non-U.S. directors and executive officers may be difficult to obtain within the United States. Manuka has been informed by its legal counsel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or its executive officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or its executive officers and directors.

Moreover, among other reasons, including but not limited to fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

Reliance on Third Party Suppliers and Manufacturer Could be a Barrier

      Manuka relies upon third party suppliers and manufacturer, including Chic Cosmetics in Israel and Waitemata Honey Co located in New Zealand, to supply raw materials and its products. A supplier’s failure to supply materials in a timely manner, or to supply its finished products, may harm its ability to manufacture its products cost-effectively or at all, and its revenues and gross margins might suffer.

Underproduction could lead to undercapitalization of Market demand.

       Manuka may not meet its product development and commercialization milestones. Manuka has several development programs that are in the pre-commercial stage. The success of each formulation development program is highly dependent on its correct interpretation of commercial market requirements, and its translation of those requirements into applicable product specifications and appropriate development milestones. If Manuka has misinterpreted market requirements, or if the requirements of the market change, Manuka may develop a product that does not meet the cost and performance requirements for a successful commercial product. In addition, if Manuka does not meet the required development milestones, its commercialization schedules could be delayed, which could result in potential adverse effects on its business.

Changes in customer expectation in its industry and market may materially effect the results of Manuka’s operations.

The risk of not meeting its customer expectations may result in shift in market shares. Manuka’s customers may not be satisfied with the products Manuka delivered, therefore there is a chance that they will choose products offered by its competitors. This may result in low sales revenue and lower in market share.

The future worldwide demand for its current products and its future products is uncertain. Manuka’s current products and its future products may not be accepted and may not become commercially successful.

Customers may not perceive the benefits of its products and may be reluctant or unwilling to adopt Manuka’s products as a treatment option. While Manuka believes that its products are a better alternative to other treatments of certain skin conditions, individuals who are accustomed to using other modalities to treat customers may be reluctant to adopt broad use of its products.

Manuka must grow markets for its products through education and awareness programs. While studies have been done, there may be more to perform, and certain there will be with new projects. The process of marketing the results of the studies is subject to a peer-review process. Peer reviewers may not consider the results of studies of its products and any future products sufficiently novel or worthy of publication. Failure to have studies of its product accepted may affect adoption of its products.

Increases in the demand for, or the price of, raw materials could hurt its profitability.

The raw materials used to manufacture its products are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions, and other unpredictable factors. Increases in the demand for, or the price of, raw materials could hurt its profitability.

Risks Related to The Securities Markets and Investments in Our Common Stock

Manuka’s primary shareholder possesses the majority of its voting power, and through this ownership, control the Company and its corporate actions.

The primary shareholder and executive officer, Shimon Citron holds, together with his spouse, a stake of 72% of the voting power in the Company. This executive officer, thus, has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to its stockholders for approval, including mergers, consolidations, and the sale of all or substantially all of its assets, election of directors, and other significant corporate actions. As such, this executive officer has the power to prevent or cause a change in control; therefore, without his consent Manuka could be prevented from entering into transactions that could be beneficial to us. The interests of its executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of its common stock and volatility risks.

The common stock is traded on the over-the-counter market with quotations published on the OTC Pink Current Information tier of the OTC Bulletin Board (the “OTCBB”), under the symbol “ATMS”. The trading volume of the common stock historically has been limited and sporadic, and the stock prices have been volatile. As a result of the limited and sporadic trading activity, the quoted price for the common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which the common stock will trade in the future may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, any potential business combination that Manuka announce, as well as the number of shares available for sale in the market.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that Manuka is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if Manuka came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as Manuka became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Manuka cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new products or services by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. Manuka cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Because Manuka became public by means of a “reverse merger”, Manuka may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our common stock may never be listed on a major stock exchange.

While Manuka may seek the listing of our common stock on a national or other securities exchange at some time in the future, Manuka currently do not satisfy the initial listing standards and cannot ensure that Manuka will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should Manuka fails to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCBB is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, Manuka can offer no assurance that Manuka will be able to raise additional capital or generate funds from operations sufficient to meet its obligations. If Manuka is unable to raise sufficient capital in the future, Manuka may not be able to have the resources to continue our normal operations.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A portion of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCBB). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Manuka does not plan to declare or pay any dividends to its stockholders in the near future.

Manuka has not declared any dividends in the past, and it does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain resources and distract management.

As a public company, Manuka is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that Manuka files annual, quarterly and current reports with respect to the business and financial condition. The Sarbanes-Oxley Act requires that Manuka maintains effective disclosure controls and procedures and internal controls over financial reporting.

Manuka may incur significant costs associated with its public company reporting requirements and costs associated with applicable corporate governance requirements. Manuka expects all of these applicable rules and regulations to significantly increase its legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on its business, financial condition and results of operations. Manuka also expects that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and Manuka may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on its board of directors or as executive officers. Manuka is currently evaluating and monitoring developments with respect to these rules, and it cannot predict or estimate the amount of additional costs Manuka may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on reported results and may even affect reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect reported financial results or the way Manuka conducts business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

POST-SHARE EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information as of July 5, 2022, regarding beneficial ownership of 5% or more of our common stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our officers and directors.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address	Beneficial Ownership	Percent of Class(1)
Stockholders of 5% or more
Chomsky Group(2)	16,819,232	15.00%

Officers and Directors
Shimon Citron(3)	80,729,871	72.00%

(1) Applicable percentage ownership is based on 112,125,439 shares of common stock outstanding including and assuming the full conversion of the Series A Preferred, the Series C Preferred and the Series D Preferred. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 5, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shared vote of 12,614,850 shares of common stock common (assuming full conversion of the Series D Preferred) beneficial held by Adler Chomsky Marketing Communication Ltd. and 4,204,412 shares of commons stock (assuming full conversion of the Series D Preferred) beneficial held by Eyal Chomsky Holdings Ltd. Address: 50 Menachem Begin St., Tel Aviv 6777682.

(3) Includes 32,291,948 shares of common stock (assuming full conversion of the Series D Preferred) beneficially owned by Mr. Citron’s wife, Mrs. Sigalit Citron and 48,437,923 shares of common stock (assuming full conversion of the Series D Preferred) beneficially owned by Mr. Shimon Citron (assuming full conversion of the Series D Preferred). Address: 19 Haim Bar-Lev St., Tel Aviv 5265368

MANAGEMENT

Name	Age	Position
Shimon Citron	67	Chief Executive Officer, Director

Shimon Citron, Chief Executive Officer and Director

Shimon Citron has served as our Chief Executive Officer and Director since our inception in 2020. Shimon Citron has over 25 years of experience in the online marketing field. During this period, Mr. Citron served as Chief Executive Officer of a publicly trading company on the Bulletin Board in the U.S. Prior to initiating Manuka Ltd., Mr. Citron has been, and still is, and shareholder of Maelys Cosmetics Ltd., a leading online brand of skin care products with sales in Israel and in the U.S.

Family Relationships

There are no family relationships among our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were filed on a timely basis.

Code of Ethics

We currently do not have a code of ethics in place, as we are in the process of revising our preexisting code of conduct and ethics subsequent to the consummation of the Share Exchange. Disclosure regarding the adoption of, any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of any such amendment or waiver.

CORPORATE GOVERNANCE

Audit Committee. Currently, the Board of Directors recommends retaining or terminating the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.  We do not currently have any audit committee financial expert on our Board of Directors.

Compensation and Nominating Committees. The Board of Directors has not established any compensation or nominating committee primarily because the current composition and size of the Board of Directors.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to each individual serving as Manuka’s principal executive officer during the last completed fiscal years ending December 31, 2021 and 2020 and as of July 5, 2022;

Summary Compensation of Executive Officers
(in thousands)

Name and Principal Position	Year	Salary	Bonus	Equity Awards	Option Awards	All Other Compensation		Total
Shimon Citron, CEO	2020-2021	--	--	--	--	$48,808	(1)	$48,808
	2022	$7,214	--	--	--	$4,328		$11,542	(2)

(1) Management Fee for the year 2021.
(2) Salary and all other benefits and compensation per month are paid in NIS.

Outstanding Equity Awards at Fiscal Year-End

The Company had no unexercised option and non-vested stock award held by any of the Company’s named executive officers as of December 31, 2021.

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future. The Company may reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Related Party Transactions

During 2020 and 2021 and the period ended in March 2022, the founder of Manuka, Mr. Shimon Citron, a director and Chief Executive Officer of the Company, provided the Manuka with several loans at an aggregate amount of $255 thousand as of March 31, 2022. The loans bear no interest and are linked to the Israeli Consumer Prices Index. The repayment date has not been determined. We describe this more fully in Note 9 to Manuka’s audited financial statements for the years ended December 31, 2021 and December 31, 2020.

Director Independence

As our common stock is currently traded on the OTCQB, we are not subject to the rules of any national securities exchange which require that a majority of a listed Company’s directors and specified committees of the Board of Directors meet independence standards prescribed by such rules. Nonetheless, none of the directors currently serving on the Board of Directors is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

DESCRIPTION OF SECURITIES

General

After the Closing of the Share Exchange, the Company’s authorized capital stock consists of 51,200,000 shares of capital stock, par value $0.01 per share, of which 51,000,000 shares are Common Stock, par value $0.01 per share and 200,000 shares are “blank check” preferred stock, par value $0.01 per share, of which 1,000 are designated as Series A Convertible Preferred Stock (of which 453 have been issued) (the “Series A Preferred”), 5,000 are designated as Series B Convertible Preferred Stock (of which none are issued and outstanding) (the “Series B Preferred”), 250 are designated as Series C Convertible Preferred Stock (250 of which have been issued) (the “Series C Preferred”), and 110,000 shares are designated as Series D Convertible Preferred Stock (the “Series D Preferred). Following the Share Exchange, the Company has 45,125,405 shares of Common Stock, 453 shares of Series A Preferred, 250 Series C Preferred, and 110,000 Series D Convertible Preferred issued and outstanding.

Description of Common Stock

Number of Authorized and Outstanding Shares. Pending the effectiveness of the Certificate of Amendment, our Certificate of Incorporation currently authorizes the issuance of 51,000,000 shares of Common Stock, par value $0.01 per share. As of the date hereof, there are 45,125,405 shares of our Common Stok issued and outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors.

Liquidation. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

Rights and Preferences. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

The Company’s Amended Certificate of Incorporation authorizes the issuance of 200,000 shares of “Blank Check” Preferred Stock, par value $0.01 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. There are 1,000 shares of Series A Preferred Stock authorized and 453 of such shares outstanding held by 1 stockholder (convertible into 658,506 shares of common stock), 250 shares of Series C Preferred Stock authorized and 250 of such shares outstanding held by 1 stockholder (convertible into 250,000 shares of common stock), and 110,000 shares of Series D Convertible Preferred authorized and 110,000 of such shares outstanding and held by 4 shareholders (convertible into 66,000,000 shares of common stock).

Series A Preferred Stock

The Series A Certificate of Designation sets forth the rights, preferences and privileges of the Series A Preferred. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series A Preferred:

Number of Shares. The number of shares of Preferred designated as Series A Preferred Stock will be 1,000, of which 453 are issued and outstanding.

Conversion. The Series A Preferred shall be convertible at the option of the holder, into Common Stock by dividing the Stated Value by the Conversion Price. Each share of the Series A Preferred Stock has a par value of $0.01 per share and convertible into 1,453.65 shares of common stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series A Certificate of Designation.

Dividends. The Series A Preferred is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.

Voting Rights. Except as otherwise provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred , (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred, (c) increase the number of authorized shares of Series A Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Series C Preferred Stock

The Series C Certificate of Designation sets forth the rights, preferences and privileges of the Series C Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series C Preferred:

Number of Shares. The number of shares of Preferred Stock designated as Series C Preferred will be 250, of which 250 are issued and outstanding.

Conversion. The Series C Preferred will be convertible, at any time at the option of the holder thereof, except to the extent that such conversion will result in such holder beneficially owning more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, into shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price automatically on the date of the Company’s implementation of the Approval (such date, the “Conversion Date”). Each share of the Series C Preferred Stock has a par value of $0.01 per share and convertible into 1,000 shares of common stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series C Certificate of Designations.

Dividends. The Series C Preferred is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.

Voting Rights. Except as otherwise provided in the Series C Certificate of Designation or as otherwise required by law, the Series C Preferred shall have no voting rights. However, as long as any shares of Series C Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series C Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation of the Company senior to, or otherwise pari passu with, the Series C Preferred, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred, (d) increase the number of authorized shares of Series B Preferred, or (e) enter into any agreement with respect to any of the foregoing.

Series D Preferred Stock

The Series D Certificate of Designation sets forth the rights, preferences and privileges of the Series D Convertible Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series D Convertible Preferred:

Number of Shares. The number of shares of Preferred Stock designated as Series D Convertible Preferred will be 110,000.

Automatic Conversion. Each share of Series D Convertible Preferred Stock shall convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series D Convertible Preferred Stock by the Conversion Price automatically on the date of the Corporation’s implementation of Shareholder Approval (such date, the “Conversion Date”). To effect conversions of shares of Series D Convertible Preferred Stock, a holder shall not be required to surrender the certificate(s) representing the shares of Series D Convertible Preferred Stock to the Company.  Shares of Series D Convertible Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be cancelled and shall not be reissued.   Each share of Series D Convertible Preferred Stock has a par value of $0.01 per share and convertible into 600 shares of common stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series D Convertible Preferred Stock Certificate of Designation.

Dividends.  Holders shall be entitled to receive, and the Corporation shall pay, dividends as and when paid to the holders of Common Stock of the Corporation on an as-converted basis.

Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, each holder of outstanding shares of Series D Convertible Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. As long as any shares of Series D Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Convertible Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed, or other evidence satisfactory to the transfer agent with respect to shares not represented by a certificate. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent is Pacific Stock Transfer. Their address is 6725 Via Austin Pkwy, Suite 300, Las Vegas, NV 89119. Their website is www.pacificstocktransfer.com.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

Our certificate of incorporation authorizes the issuance of up to 200,000 shares of preferred stock and our Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Such authority, together with certain provisions of Delaware law and of our certificate of incorporation and bylaws, may have the effect of delaying, deterring or preventing a change in control of us, may discourage bids for the common stock at a premium over the market price and may adversely affect the market price, and the voting and other rights of the holders of the common stock.

Although we have no present intention to issue any additional shares of our preferred stock, we may do so in the future. The board of directors of a Delaware corporation may issue rights, options, warrants or other convertible securities, or rights entitling its holders to purchase, receive or acquire shares or fractions of shares of the corporation or assets or debts or other obligations of the corporation, upon such terms as are determined by the board of directors. Our Board of Directors is free, subject to their fiduciary duties to stockholders, to structure the issuance or exercise of the rights in a manner which may exclude significant stockholders from being entitled to receive such rights or to exercise such rights or in a way which may effectively prevent a takeover of the corporation by persons deemed hostile to management. Nothing contained in our certificate of incorporation will prohibit our Board of Directors from using these types of rights in this manner.

Our current executive officer of the Company holds approximately 72% of the voting power of our outstanding shares. This person has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officer has the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officer may give rise to a conflict of interest with the Company and the Company’s shareholders.

We are subject to the provisions of Section 203 of the GCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•
prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Item 2.02. Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company for the three months ended March 31, 2022 and the year ended December 31, 2021 and should be read in conjunction with the unaudited interim consolidated condensed financial statements for the three months ended March 31, 2022 and related notes and with the consolidated audited financial statements and related notes of the Company as of and for the year ended December 31, 2021 and related notes thereto. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors.

Overview

We are a beauty company that develops and distributes premium-quality skincare products, that are based on Mānuka honey and bee venom. Since our inception, Manuka’s business activities primarily consisted of developing and manufacturing skincare products based on Mānuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold solely on our website in Israel, www.bmanuka.co.il, and to be marketed and sold globally at www.bmanuka.com.

Components of Operating Results

Operating Expenses

Our current operating expenses consist of two components – sales and marketing and general and administrative expenses.

Sales and Marketing Expenses

Our Sales and Marketing Expenses consist primarily of Advertising expenses and public relations to promote the sales of the company's products. Our sales and marketing expenses totaled $67 thousand representing an increase of $29 thousand, or 73%, compared to $38 thousand for the year ended December 31, 2020. The increase was primarily attributable to an increase of $29 thousand in the company effort to touch the market target and in order to increase the exposure to the company's products among its customers. The following table discloses the breakdown of sales and marketing expenses:

Comparison of the Three Months Ended March 31, 2022 to the Three Months Ended March 31, 2021

Results of Operations

The following table presents our results of operations for the three months ended March 31, 2022 and 2021.

	For the Three Months Ended March 31,
	2022	2021
	(in thousands)
Sales and marketing expenses, net	$109	$10
General and administrative expenses	102	21
Operating loss	(198)	(31)
Financial expenses	(5)	(2)
Net loss	$(203)	$(33)
Loss attributable to holders of Ordinary Shares	(1.68)	(0.33)

Sales and Marketing Expenses, net

Our sales and marketing expenses for the three months ended March 31, 2022, amounted to $109 thousand representing an increase of $99 thousand, or 990%, compared to $10 thousand for the three months ended March 31, 2021. The increase was primarily attributable to an increase of $99 thousand in advertising expenses and public relations to promote the sales of the Company's products, reflecting an increase in the Company's efforts to increase its sales and for generating business for the company.

General and Administrative Expenses

Our general and administrative expenses totalled $102 thousand for the three months ended March 31, 2022, representing an increase of $81 thousand, compared to $21 thousand for the three months ended March 31, 2021. The increase was primarily attributable to an increase of $80 thousand in management fees for the founder and professional services and office lease, due to the increase in the Company's operations.

Operating Loss

As a result of the foregoing, our operating loss totalled $198 thousand for the three months ended March 31, 2022, representing an increase of $167 thousand, or 539%, compared to $31 thousand for the three months ended March 31, 2021.

Financial Expenses

We recognized financial expense of $5 thousand for the three months ended March 31, 2022, representing an increase of $3 thousand, or 150%, compared to $2 thousand for the three months ended March 31, 2021. The increase was primarily attributable to interest on loans from our controlling shareholder.

Net Loss

As a result of the foregoing, our net loss totalled $203 thousand for the three months ended March 31, 2022, representing an increase of $170 thousand, or 515%, compared to $33 thousand for the three months ended March 31, 2021.

Comparison of the Year Ended December 31, 2021 to the Year Ended December 31, 2020

Results of Operations

The following table presents our results of operations for the year ended December 31, 2021 and 2020.

	For the Year Ended December 31,
	2021	2020
	(in thousands)
Sales and marketing expenses, net	$67	$38
General and administrative expenses	230	23
Operating loss	(290)	(61)
Financial expenses	(39)	(7)
Net loss	$(330)	$(68)
Loss attributable to holders of Ordinary Shares	(3.28)	(0.68)

Sales and Marketing Expenses, net

Our sales and marketing expenses for the year ended December 31, 2021, amounted to 67 thousand representing an increase of 29 thousand or 76%, compared to 38 thousand for the year ended December 31, 2020. The increase was primarily attributable to an increase of $29 thousand in the Company’s efforts to reach the target market and in order to increase the exposure to the Company’s products among its customers.

General and Administrative Expenses

Our general and administrative expenses totalled $230 thousand for the year ended December 31, 2021, representing an increase of $207 thousand, compared to $23 thousand for the year ended December 31, 2020. The increase was primarily attributable to an increase of $166 thousand in expenses due to management fees to the founder and keeping office for the company’s emerging operations.

Operating Loss

As a result of the foregoing, our operating loss totalled $290 thousand for the year ended December 31, 2021, representing an increase of $229 thousand, or 375% compared to $61 thousand for the year ended December 31, 2020.

Financial Expenses

We recognized financial expense of $39 thousand for the year ended December 31, 2021, representing an increase of $32 thousand, or 457% compared to $7 thousand for the year ended December 31, 2020. The increase was primarily attributable to interest from the shareholder’s loan and to the difference in translation of the reports from Israeli Shekel to US Dollar.

Net Loss

As a result of the foregoing, our net loss totalled $330 thousand for the year ended December 31, 2021, representing an increase of $262 thousand, or 385%, compared to $68 for the year ended December 31, 2020.

Impact of COVID-19

The global spread of COVID-19 led many countries, including Israel, to impose stringent limitations on movement, gatherings, transit of passengers and goods and to close the borders between countries. The responses of governments have notably impacted many economies as well as capital markets worldwide.

Manuka was incorporated under the laws of the State of Israel on March 22, 2020. The company experienced no significant impact on its business since its inceptions and during its operations.

It is currently unclear the extent to which COVID-19 may impact our business and financial results going forward, as the impact will depend on future developments with the pandemic which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions by governments around the world to contain COVID-19 or treat its impact, among others.

Liquidity and Capital Resources

Overview

Since our inception through December 31, 2021, we have funded our operations principally with approximately $313 thousand from the issuance of Ordinary Shares. As of December 31, 2021, we had approximately $471 thousand in cash and cash equivalents.

The table below presents our cash flows for the periods indicated:

	For the Year Ended December 31,		For the Three Months Ended March 31,
(in thousands)	2021	2020	2022	2021

Net cash used in operating activities	$(280)	$(58)	$(157)	$(49)
Net cash used in investing activities	$(27)	$(1)	$(10)	$-
Net cash provided by financing activities	775	62	13	46
Net increase (decrease) in cash and cash equivalents	468	3	(154)	(3)

Operating Activities

Net cash used in operating activities of $157 thousand during the three months ended March 31, 2022, compared to $49 thousand during the three months ended March 31, 2021, was primarily used for used for management fees, professional services, rent and other miscellaneous expenses. The remaining amount of approximately $12 thousand was used for sales and marketing expenses.

Net cash used in operating activities of $280 thousand during the year ended December 31, 2021, compared to $58 thousand during the year ended December 31, 2020 was primarily used for professional services, travel, rent and other miscellaneous expenses.

Net Cash used in investing activities

Net cash provided by investing activities was $10 thousand for the three months ended March 31, 2022, as compared $0 for the three months ended March 31, 2021. The increase was mainly attributable to capitalization of website development costs.

Net cash provided by investing activities was $27 thousand for the year ended December 31, 2021, as compared $1 thousand for the year ended December 31, 2020. The increase was mainly attributable to purchase of fixed assets.

Net Cash used in financing activities

Net cash provided by financing activities was $13 thousand for the three months ended March 31, 2022, as compared to $46 thousand for the three months ended March 31, 2021. The decrease was mainly attributable to Loan received from shareholders and from decrease in short term credit.

Net cash provided by financing activities was $775 thousand for the year ended December 31, 2021, as compared to $62 thousand for the year ended December 31, 2020. The increase was mainly attributable to equity raising.

Financing Arrangements

Since our inception we have funded our operations primarily through shareholders loans, by our Director and Chief Executive Officer, Mr. Citron, in an aggregate amount of $757 thousand. As of March 31, 2022 our financial arrangements with Mr. Citron includes several loans at an aggregate amount of $239 thousand. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined.

Seasonality

Seasonality does not materially affect our business or the results of our operations.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-. Accordingly, a substantial majority of our cash and cash equivalents is held in deposits that bear interest. Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of foreign currency exchange rates, which is discussed in detail in the following paragraph.

Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our financial statements for the year ended December 31, 2021. We believe that the accounting policy below is critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our financial statements in accordance with U.S. GAAP. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Our management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgment and assumptions can affect reported amounts and disclosures made. Actual results could differ from those estimates. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial information included in this annual report:

Going Concern

We are required to conclude whether there are material uncertainties that give rise to significant doubt over the Company’s ability to continue as a going concern for at least twelve months from the date of the approval of the financial statements. Manuka is at its early stages, is thinly capitalized and has not yet generated cash from operations. Manuka raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements, which raises substantial doubts as to the Company’s ability to continue as going concern. Manuka’s management plans to alleviate such doubts are mainly reliant on the support of its major shareholder by way of unequivocal support letter securing the necessary funds for the Manuka in the foreseeable future. Our conclusion that the Company has the ability to continue as a going concern involves estimation and uncertainty regarding the Company's future cash flows, the reliance on the shareholders support and his ability to support the Company.

Financial statement in U.S. dollars

Our reporting currency is the U.S. dollar, and our functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of ASC 830-10, “Foreign Currency Translation.”

All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

Impact of Inflation and Currency Fluctuations

Our functional and reporting currency is the U.S. dollar. We incur some of our expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries in which we are active other than the United States will exceed the rate of devaluation of such countries’ currencies in relation to the dollar or that the timing of any such devaluation will lag behind inflation in such countries. To date, we have been affected by changes in the rate of inflation or the exchange rates of other countries’ currencies compared to the dollar, and we cannot assure you that we will not be adversely affected in the future.

The annual rate of inflation in Israel was 2.8% in 2021 and -0.7% in 2020. The NIS revaluated against the U.S. dollar by approximately -3.3% in 2021 and -7% in 2020.

Moreover, for the first few years after we are able to successfully commercialize one of our product s, we expect that the substantial majority of our revenues from the sale of our products in the United States, if any, will be denominated in U.S. dollars. Since a portion of our expenses is denominated in NIS and other non-U.S. currencies, we are exposed to risk associated with exchange rate fluctuations vis-à-vis the non-U.S. currencies. See “Risk Factors— Exchange rate fluctuations between the U.S. Dollar and the NIS may negatively affect our earnings and could adversely affect our results of operations.” If the NIS fluctuates significantly against the U.S. dollar it may have a negative impact on our results of operations. As of the date of this prospectus and for the periods under review, fluctuations in the currencies exchange rates have not materially affected our results of operations or financial condition.

We do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations.

Internal Control over Financial Reporting

In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of US GAAP to design and implement formal period-end financial reporting controls and procedures to address complex US GAAP technical accounting issues, and to prepare and review the consolidated financial statements and related disclosures in accordance with US GAAP and financial reporting requirements set forth by the SEC. The material weakness, if not timely remedied, may lead to material misstatements in our consolidated financial statements in the future.

To remediate the identified material weakness, we plan to continue to implement several measures, including, among others:

•
hiring additional accounting staff with adequate US GAAP and SEC reporting experience to address complex US GAAP technical accounting issues and to prepare and review the financial statements and related disclosures in accordance with US GAAP and SEC financial reporting requirements;

•
formulating a formal and regular training program for accounting personnel to equip them with sufficient knowledge and practical experience of preparing financial statements under US GAAP and SEC reporting requirements, including mandatory requirements for accounting staff to attend US GAAP course programs offered by third-party organization or accounting firm on a periodically basis; and

•
establishing clear roles and responsibilities for accounting and financial reporting staff to develop and implement formal comprehensive financial period-end closing policies and procedures to ensure all transactions are properly recorded and disclosed.

However, we cannot assure you that we will remediate our material weakness in a timely manner.

Item 3.02. Unregistered Sales of Equity Securities

Shares Issued in Connection with the Share Exchange Agreement

On June 30, 2022, pursuant to the terms of the First Amendment to the Share Exchange Agreement, all the Ordinary Shares of Manuka Ltd. were exchanged for an amount of 31,549,132 shares of common stock of Artemis and 110,000 shares of Series D Preferred stock (convertible into 66,000,000 shares of Artemis’ common stock) .  This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Following the Closing, (i) the Manuka Shares have been released to Artemis, and (ii) the Consideration Shares have been released to the Shareholders. As required pursuant to the Tax Ruling, prior to the Closing, the parties have engaged the 103K Trustee under a separate Trust Agreement, who shall hold in trust (a) all Manuka Shares for the benefit of Artemis, and (b) all Consideration Shares for the benefit of Shareholders, with the foregoing being respectively released to the designated beneficiary pursuant to the terms of the Trust Agreement and the Tax Ruling.

The Share Exchange Agreement contains customary representations and warranties from each party to the agreement, and each party has agreed to customary covenants, including, among others, covenants relating to (x) the conduct of each of Manuka’s and Artemis’ business during the period between the execution of the Share Exchange Agreement and the Closing, and (y) no transfer of Manuka Shares by the Shareholders during the period between the execution of the Share Exchange Agreement and the Closing. The Share Exchange Agreement contains mutual indemnification provisions.

The Share Exchange Agreement and the First Amendment are each filed as an exhibit to this report.  All descriptions of the Share Exchange Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

In addition, on June 30, 2022, Artemis entered into various debt forgiveness agreements with various existing stockholders, including Tonak Ltd., for the forgiveness of an aggregate of $306,117 in outstanding debt in exchange for the issuance of 3,031,567 shares of Artemis’ common stock. On June 30, 2022, Artemis entered into various warrant exchange agreements for the exchange of certain warrants to purchase shares of Artemis’ common stock, originally issued in October 2017, in exchange for an aggregate of 2,342,802 shares of Artemis’ common stock. Finally, on June 30, 2022, Artemis entered into a debt forgiveness agreement and warrant exchange agreement with Cutter Mill Capital, pursuant to which Artemis agreed to issue 894,169 shares of Artemis’ common stock. Artemis also agreed to register all such shares issued to Cutter Mill Capital, including any and all shares issued or issuable to such holder upon conversion of any of its outstanding preferred stock, within the earlier of 60 days following the date hereof (provided, however that in the event the company has not cleared comments with the SEC with respect to this filing relating to the transactions contemplated by the Share Exchange Agreement, such date shall be 90 days following the date if the agreement) and the date that Artemis files its next registration statement, and agreed to obtain effectiveness within 90 days (or 120 days in the event of a full review by the SEC).

For financial accounting purposes, the Share Exchange between Manuka and Artemis was accounted for as a reverse recapitalization and, as a result of the Share Exchange, Artemis ceased to be a shell company. As the shareholders of Artemis received the largest ownership interest in Manuka, Artemis was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of Manuka were replaced with the historical financial statements of Artemis. Following the Share Exchange, the Company and its subsidiary, Manuka, are collectively referred to as the “Company.”

Sales of Unregistered Securities of Manuka Ltd. and Artemis Therapeutics Inc.

On December 21, 2021, Manuka entered into SPA with the Chomsky Group, pursuant to which Manuka agreed to sell 15,656 of its Ordinary Shares to Adler for aggregate consideration of $375,024 and 5,208 Ordinary Shares to Eyal for aggregate consideration of $124,992. Following the consummation of the transactions contemplated by the SPA, Adler and Eyal’s equity holdings of Manuka represented 17.24% of the issued capital of Manuka, on a fully diluted basis. In addition, pursuant to the SPA, Manuka is entitled to sell an additional 4,166 Ordinary Shares to any third party to complement a total investment of $600,000, providing however that these additional shares shall be sold pursuant to the same terms as the allotted shares in the SPA. Pursuant to the SPA, in the event that Manuka issues to any entity shares, options or other securities converted into shares, at a price per share of less than $24 (the "Reduced Price"), Manuka shall make to Chomsky Group whole in a way of additional issuance of shares such that the Chomsky Group has effectively paid the Reduced Price. Such right shall expire once the Manuka has raised, an aggregate of, at least $1,000,000. In the event that the Manuka shall issue to any other party shares with senior rights to the rights of the shares issued to Chomsky Group ("Senior Rights"), then the shares issued to Chomsky Group shall be converted to the same Senior Rights, on the date the Company issues such Preferred Shares. Such right shall expire once Manuka has raised, an aggregate of, at least $1,000,000.

Item 5.01. Changes in Control of Registrant

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers, Compensatory Arrangements of Certain Officers

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

None.

Item 5.06. Change in Shell Company Status

Following the consummation of the Share Exchange described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The audited financial statements of Manuka for the years ended December 31, 2021 and December 31, 2020 and the unaudited financial statements of Manuka for the interim period as of March 31, 2022 are filed herewith as Exhibit 99.1, respectively, and are incorporated herein by reference.

(b)	Pro Forma Financials

The unaudited pro forma balance sheet and statement of operations of the Company and Manuka, and the notes thereto as of March 31, 2022 are filed herewith as Exhibit 99.2 and 99.3 hereto and are incorporated herein by reference.

(d)	Exhibits

3.1*
Articles of Incorporation of the Company, as amended (previously filed as exhibit 3.1 to our Form 10-SB filed with the SEC on June 10, 1998; Exhibits 3.1 and 3.2 to our Current Report on Form 8-K filed with the SEC on November 8, 2002; Exhibit 4 to our Current Report on Form 8-K filed with the SEC on July 22, 2003; and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 24, 2010).

4.1**	Certificate of Designation of Series D Convertible Preferred Stock.
10.1*
Share Exchange Agreement by and between Artemis Therapeutics, Inc., Manuka Ltd., an Israeli company and the shareholders of Manuka Ltd., dated March 6, 2022 (previously filed as exhibit 10.1 to our Form 10-Q with the SEC on May 23, 2022).

10.2**^	First Amendment to the Share Exchange Agreement by and between Artemis Therapeutics, Inc., Manuka Ltd., an Israeli company and the shareholders of Manuka Ltd., dated June 30, 2022.
10.3**^	Supply Agreement between Manuka Ltd. and Waitemata Honey Co. Ltd., dated July 20, 2021.
10.4**^	English Translation of Agreement between Manuka Ltd. and Chic Cosmetic Industries 1987 Ltd., dated December 14, 2021.
10.5**	English Translation of Import License from the Israeli Ministry of Health, dated February 28, 2022.
10.6**	Form of Warrant Exchange Agreement.
10.7**	Form of Debt Forgiveness Agreement.
21.1**	List of Subsidiaries.
99.1**	Audited Financial Statements of Manuka Ltd. for the years ended December 31, 2021 and December 31, 2020.
99.2**	Unaudited Financial Statements of Manuka Ltd. as of March 31 ,2022.
99.3**	Unaudited Pro Forma Balance Sheet and Statement of Operations of Artemis Therapeutics, Inc. and Manuka Ltd. as of March 31, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

^
Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS THERAPEUTICS, INC.
Dated: July 5, 2022
	By:	/s/ Shimon Citron
Name: Shimon Citron
Title: Chief Executive Officer